Exhibit 4.12

FIRST SUPPLEMENTAL INDENTURE

Supplemental Indenture (this “Supplemental Indenture”), dated as of March 29, 2007, among Univision Communications Inc., a Delaware corporation (the “Company”), the subsidiaries of the Company set forth in Schedule A hereto (each, a “Guaranteeing Subsidiary” and, collectively, the “Guaranteeing Subsidiaries”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, Umbrella Acquisition, Inc., a Delaware corporation (“Umbrella”), as Issuer, has heretofore executed and delivered to the Trustee a Senior Notes Indenture (the “Indenture”), dated as of March 29, 2007, providing for the issuance of an unlimited aggregate principal amount of 9.75%/10.50% Senior Notes due 2015 (the “Notes”);

WHEREAS, the Indenture provides that the Issuer and the Trustee may execute and deliver a supplement indenture to, among other things, (i) provide for the assumption of the Issuer’s obligations to holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the assets of the Issuer and, (ii) to add Guarantors who shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth under the Indenture (the “Guarantee”);

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

WHEREAS, the Merger between the Company and Umbrella has been completed with the Company as the surviving corporation and, by operation of law, the Company has succeeded to and assumed all of Umbrella’s rights, powers and obligations under the Indenture and the Notes;

WHEREAS, in accordance with the terms of the Indenture, the Company is entering into this Supplemental Indenture to expressly succeed to, and be substituted for (so that the provisions of the Indenture referring to “the Issuer” shall refer to the Company and not to Umbrella) and may exercise every right and power of, the Issuer under the Indenture with the same effect as if the Company had been named as the Issuer in the Indenture;

WHEREAS, in accordance with the terms of the Indenture, the Company has caused each of the Guaranteeing Subsidiaries to become a Guarantor under the Indenture by entering into this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement of the Company to be Bound. The Company hereby becomes a party to the Indenture and the Notes and is hereby succeeding to and assuming all of the

Issuer’s rights, powers and obligations under the Indenture and the Notes. The Company agrees to be bound by all of the provisions of the Indenture and the Notes applicable to the Issuer and to perform all of the obligations and agreements of the Issuer under the Indenture and the Notes. All references to the Issuer in the Indenture shall be deemed to refer to Univision Communications Inc. from and after the date of this Supplemental Indenture.

(3) Agreement of the Guaranteeing Susidiaries to be Bound. Each Guaranteeing Subsidiary agrees to become a party to the Indenture as a Guarantor, and as such will have all the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The Guaranteeing Subsidiaries agree to be bound by all of the provisions of the Indenture and this Supplemental Indenture applicable to the Guarantors and to perform all of the obligations and agreements of Guarantors under the Indenture and this Supplemental Indenture.

(4) Guarantee. Each Guaranteeing Subsidiary hereby agrees as follows:

(a) To jointly and severally, unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that:

(i) the principal of and interest and premium, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee thereunder shall be promptly paid in full or performed, all in accordance with the terms thereof; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors and the Guaranteeing Subsidiary shall be jointly and severally obligated to pay the same immediately. This is a guarantee of payment and not a guarantee of collection.

(b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture or the obligations of the Issuer thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer or any other Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(c) Each Guaranteeing Subsidiary hereby waives: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever.

(d) This Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this Supplemental Indenture. Each Guaranteeing Subsidiary accepts all obligations applicable to a Guarantor under the Indenture, including Article X of the Indenture (which is deemed incorporated in this Supplemental Indenture and applicable to this Guarantee) and, as applicable, Sections 5.01(c) and (d) and Section 5.02 of the Indenture. Each Guaranteeing Subsidiary acknowledges that by executing this Supplemental Indenture, it will become a Guarantor under the Indenture and subject to all the terms and conditions applicable to Guarantors contained therein.

(e) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors (including the Guaranteeing Subsidiaries), or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f) Each Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g) As between the Guaranteeing Subsidiaries, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guaranteeing Subsidiaries for the purpose of this Guarantee.

(h) Each Guaranteeing Subsidiary shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.

(i) Pursuant to Section 10.02 of the Indenture, after giving effect to all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture, this new Guarantee shall be limited to the maximum amount permissible such that the obligations of each such Guaranteeing Subsidiary under this Guarantee will not constitute a fraudulent transfer or conveyance.

(j) Unless and until released in accordance with Section 10.06 of the Indenture and Section 8 hereof, this Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes and

Guarantee, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Note shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(k) In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(l) This Guarantee shall be a general unsecured senior obligation of each such Guaranteeing Subsidiary, ranking pari passu in right of payment with all existing and future Senior Indebtedness of the Guaranteeing Subsidiary, if any.

(m) Each payment to be made by each Guaranteeing Subsidiary in respect of this Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

(5) Execution and Delivery. The Guaranteeing Subsidiaries agree that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(6) Ratification of Indenture; First Supplemental Indenture Part of Indenture.

Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

(7) Merger, Consolidation or Sale of All or Substantially All Assets.

(a) Except as otherwise provided in Section 5.01(c) of the Indenture, none of the Guaranteeing Subsidiaries may consolidate or merge with or into or wind up into (whether or not the Guaranteeing Subsidiary is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person.

(b) In the case of clause (1) of Section 5.01(c) of the Indenture, the Successor Person will succeed to, and be substituted for, the Guaranteeing Subsidiary under the Indenture and the Guaranteeing Subsidiary’s Guarantee. Notwithstanding the foregoing, the Guaranteeing Subsidiary may merge into or transfer all or part of its properties and assets to another Restricted Guarantor or the Issuer.

(c) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer or a Restricted Guarantor in accordance with Section 5.01 of the Indenture, the successor corporation formed by such consolidation or into or with which the Issuer or such Restricted Guarantor, as applicable, is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of the Indenture referring to the Issuer or such Restricted Guarantor, as applicable, shall refer instead to the successor corporation and not to the Issuer or such Restricted Guarantor, as applicable), and may exercise every right and power of the Issuer or such Restricted Guarantor, as applicable, under the Indenture with the same effect as if such successor Person had been named as the Issuer or a Restricted Guarantor, as applicable, therein; provided that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Issuer’s assets that meets the requirements of Section 5.01 of the Indenture.

(8) Releases.

The Guarantee of the Guaranteeing Subsidiary shall be automatically and unconditionally released and discharged, and no further action by the Guaranteeing Subsidiary, the Issuer or the Trustee is required for the release of the Guaranteeing Subsidiary’s Guarantee, upon satisfaction of all of the conditions set forth in Section 10.06 of the Indenture.

(9) No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Issuer or any Guaranteeing Subsidiary shall have any liability for any obligations of the Issuer or the Guaranteeing Subsidiaries under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(7) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(8) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(9) Effect of Headings. The Section headings herein have been inserted for convenience of reference only, are not considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

(10) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guaranteeing Subsidiaries.

(11) Subrogation. The Guaranteeing Subsidiaries shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by the Guaranteeing Subsidiaries pursuant to the provisions of Section 2 hereof and Section 10.01 of the Indenture; provided that, if an Event of Default has occurred and is continuing, the Guaranteeing Subsidiaries shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under the Indenture or the Notes shall have been paid in full.

(12) Benefits Acknowledged. The Guaranteeing Subsidiaries’ Guarantees are subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiaries acknowledge that they will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by them pursuant to these Guarantees are knowingly made in contemplation of such benefits.

(13) Successors. All agreements of the Company and the Guaranteeing Subsidiaries in this Supplemental Indenture shall bind their Successors, except as otherwise provided in Sections 5.01(c)(1), 5.01(d), 5.02 and 10.06 of the Indenture or elsewhere in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

UNIVISION COMMUNICATIONS INC.

By:	/s/ Andrew W. Hobson
	Name:	Andrew W. Hobson
	Title:	Senior Executive Vice President, Chief Strategic Officer and Chief Financial Officer

THE UNIVISION NETWORK LIMITED PARTNERSHIP

By:	Univision Communications Inc.,
its general partner

By:	/s/ Andrew W. Hobson
	Name:	Andrew W. Hobson
	Title:	Senior Executive Vice President

Signature Page to Supplemental Indenture

EDIMONSA CORPORATION

EL TRATO, INC.

FONOHITS MUSIC PUBLISHING, INC.

FONOMUSIC, INC.

FONOVISA, INC.

GALAVISION, INC.

HPN NUMBERS, INC.

KCYT-FM LICENSE CORP.

KECS-FM LICENSE CORP.

KESS-AM LICENSE CORP.

KESS-TV LICENSE CORP.

KHCK-FM LICENSE CORP.,

KICI-AM LICENSE CORP.

KICI-FM LICENSE CORP.

KLSQ-AM LICENSE CORP.

KLVE-FM LICENSE CORP.

KMRT-AM LICENSE CORP.

KTNQ-AM LICENSE CORP.

LICENSE CORP. NO. 1

LICENSE CORP. NO. 2

MI CASA PUBLICATIONS, INC.

PTI HOLDINGS, INC.

SERVICIO DE INFORMACION
    PROGRAMATIVA, INC.

SPANISH COAST-TO-COAST LTD.

SUNSHINE ACQUISITION CORP

T C TELEVISION, INC.

TELEFUTURA NETWORK

TELEFUTURA OF SAN FRANCISCO, INC.

TELEFUTURA ORLANDO INC.

TELEFUTURA TELEVISION GROUP, INC.

TICHENOR LICENSE CORPORATION

TMS LICENSE CALIFORNIA, INC.

UNIVISION HOME ENTERTAINMENT, INC.

UNIVISION INVESTMENTS, INC.

UNIVISION MANAGEMENT CO.

UNIVISION MUSIC, INC

UNIVISION OF ATLANTA INC.

UNIVISION OF NEW JERSEY INC.

UNIVISION OF RALEIGH, INC.

UNIVISION ONLINE, INC.

UNIVISION PUERTO RICO STATION ACQUISITION     COMPANY

UNIVISION PUERTO RICO STATION OPERATING     COMPANY

UNIVISION PUERTO RICO STATION PRODUCTION     COMPANY

UNIVISION RADIO CORPORATE SALES, INC.

UNIVISION RADIO FRESNO, INC.

UNIVISION RADIO GP, INC.

UNIVISION RADIO HOUSTON LICENSE CORPORATION

UNIVISION RADIO ILLINOIS, INC.

UNIVISION RADIO INVESTMENTS, INC.

UNIVISION RADIO LAS VEGAS, INC.

UNIVISION RADIO LICENSE CORPORATION

UNIVISION RADIO LOS ANGELES, INC.

UNIVISION RADIO MANAGEMENT COMPANY, INC.

UNIVISION RADIO NEW MEXICO, INC.

UNIVISION RADIO NEW YORK, INC.

UNIVISION RADIO PHOENIX, INC.

UNIVISION RADIO SACRAMENTO, INC.

UNIVISION RADIO SAN DIEGO, INC.

UNIVISION RADIO SAN FRANCISCO, INC.

UNIVISION RADIO TOWER COMPANY, INC.

UNIVISION TELEVISION GROUP, INC.

WADO RADIO, INC.

WADO-AM LICENSE CORP.

WLXX-AM LICENSE CORP.

WPAT-AM LICENSE CORP.

WQBA-AM LICENSE CORP.

WQBA-FM LICENSE CORP.

WURZBURG, INC.

By:	/s/ Andrew W. Hobson
	Name:	Andrew W. Hobson
	Title:	Executive Vice President

Signature Page to Supplemental Indenture

UNIVISION RADIO, INC.

By:	/s/ Andrew W. Hobson
	Name:	Andrew W. Hobson
	Title:	Vice President

Signature Page to Supplemental Indenture

HBCi, LLC UNIVISION RADIO FLORIDA, LLC

By:	Univision Radio, Inc., its sole member

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Vice President

Signature Page to Supplemental Indenture

TELEFUTURA SAN FRANCISCO LLC

By:	Telefutura San Francisco, Inc., its sole member

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Executive Vice President

Signature Page to Supplemental Indenture

UNIVISION NEW YORK LLC UNIVISION PHILADELPHIA LLC

By:	Univision of New Jersey, Inc., its sole member

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Executive Vice President

Signature Page to Supplemental Indenture

DISA LLC

By:	Univision Music, Inc., its member

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Executive Vice President

By:	DISA Holdco LLC, its member

	By:	Univision Communications Inc.

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Senior Executive Vice President

Signature Page to Supplemental Indenture

DISA LATIN PUBLISHING, LLC

By:	/s/ Dave Palacio
	Name:	Dave Palacio
	Title:	Manager

Signature Page to Supplemental Indenture

STATION WORKS, LLC

TELEFUTURA ALBUQUERQUE LLC

TELEFUTURA BAKERSFIELD LLC

TELEFUTURA BOSTON LLC

TELEFUTURA CHICAGO LLC

TELEFUTURA D.C. LLC

TELEFUTURA DALLAS LLC

TELEFUTURA FRESNO LLC

TELEFUTURA HOUSTON LLC

TELEFUTURA LOS ANGELES LLC

TELEFUTURA MIAMI LLC

TELEFUTURA SACRAMENTO LLC

TELEFUTURA SOUTHWEST LLC

TELEFUTURA TAMPA LLC

By:	Telefutura Television Group, Inc., its sole member

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Executive Vice President

Signature Page to Supplemental Indenture

TELEFUTURA PARTNERSHIP OF DOUGLAS

TELEFUTURA PARTNERSHIP OF FLAGSTAFF

TELEFUTURA PARTNERSHIP OF     FLORESVILLE

TELEFUTURA PARTNERSHIP OF PHOENIX

TELEFUTURA PARTNERSHIP OF SAN     ANTONIO

TELEFUTURA PARTNERSHIP OF TUCSON

By:	Telefutura Television Group, Inc., its general partner

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Executive Vice President

By:	Telefutura Southwest LLC its general partner

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Executive Vice President

Signature Page to Supplemental Indenture

UNIVISION MUSIC LLC

By:	Univision Music, Inc., its managing member

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Executive Vice President

Signature Page to Supplemental Indenture

UNIVISION ATLANTA LLC

By:	Univision of Atlanta Inc., its sole member

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Executive Vice President

Signature Page to Supplemental Indenture

WUVC LICENSE PARTNERSHIP G.P.

By:	Univision of Raleigh, Inc., its general partner

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Executive Vice President

By:	Univision Television Group, Inc., its general partner

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Executive Vice President

Signature Page to Supplemental Indenture

KAKW LICENSE PARTNERSHIP, L.P. KUVN LICENSE PARTNERSHIP, L.P. KWEX LICENSE PARTNERSHIP, L.P. KXLN LICENSE PARTNERSHIP, L.P. UVN TEXAS L.P.

By:	Univision Television Group, Inc., its general partner

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Executive Vice President

Signature Page to Supplemental Indenture

KDTV LICENSE PARTNERSHIP, G.P.

KFTV LICENSE PARTNERSHIP, G.P.

KMEX LICENSE PARTNERSHIP, G.P.

KTVW LICENSE PARTNERSHIP, G.P.

KUVI LICENSE PARTNERSHIP, G.P.

KUVS LICENSE PARTNERSHIP, G.P.

WGBO LICENSE PARTNERSHIP, G.P.

WLTV LICENSE PARTNERSHIP, G.P.

WXTV LICENSE PARTNERSHIP, G.P.

By:	Univision Television Group, Inc., its general partner

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Executive Vice President

By:	PTI Holdings, Inc., its general partner

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Executive Vice President

Signature Page to Supplemental Indenture

WLII/WSUR LICENSE PARTNERSHIP, G.P.

By:	Univision of Puerto Rico, Inc., its general partner

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Executive Vice President

Signature Page to Supplemental Indenture

UNIVISION RADIO BROADCASTING PUERTO RICO, L.P.
UNIVISION RADIO BROADCASTING TEXAS, L.P.

By:	Univision Radio GP, Inc., its general partner

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Executive Vice President

Signature Page to Supplemental Indenture

UNIVISION CLEVELAND LLC

By:	Univision Television Group, Inc., its sole member

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Executive Vice President

Signature Page to Supplemental Indenture

UNIVISION TEXAS STATIONS LLC

By:	/s/ Ray Rodriguez
	Name:	Ray Rodriguez
	Title:	Manager

Signature Page to Supplemental Indenture

UNIVISION NETWORK PUERTO RICO PRODUCTION LLC

By:	The Univision Network Limited Partnership, its sole member

	By:	Univision Communications Inc. its general partner

		By:	/s/ Andrew W. Hobson
			Name:	Andrew W. Hobson
			Title:	Senior Executive Vice President

Signature Page to Supplemental Indenture

UNIVISION-EV HOLDINGS, LLC

By:	/s/ Andrew W. Hobson
	Name:	Andrew W. Hobson
	Title:	Executive Vice President

UMBRELLA ACQUISITION INC.

By:	/s/ Andrew W. Hobson
	Name:	Andrew W. Hobson
	Title:	Senior Executive Vice President, Chief Strategic Officer and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joseph P. O’Donnell
	Name:	Joseph P. O’Donnell
	Title:	Vice President